UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2024
Two Harbors Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-34506		27-0312904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1601 Utica Avenue South, Suite 900	St. Louis Park,	MN	55416
(Address of Principal Executive Offices)			(Zip Code)
(612) 453-4100
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2024, the Board of Directors of Two Harbors Investment Corp. (the “Company”) approved the appointment of Travis Swenson as Chief Financial Officer of the Company, with an effective date of May 5, 2025 (the “Effective Date”). Prior to the Effective Date, Mr. Swenson will serve as Deputy Chief Financial Officer and will report to William Dellal, the Company’s Interim Chief Financial Officer. Mr. Dellal will resign from his role as of the Effective Date.

Mr. Swenson, age 46, most recently served as the Chief Financial Officer of Colliers Mortgage Holdings LLC from 2020 to November 2024. Prior to that, Mr. Swenson was the Global Head of Client Accounting Services at WeWork, Inc. from 2019 to 2020. From February 2013 to 2019, Mr. Swenson served as Senior Managing Director, Americas Investment Accounting & Reporting Solutions Group, at CBRE, Inc., a large global commercial real estate services and investment company. Prior to that, Mr. Swenson held various roles within the Capital Markets Advisory practice of Deloitte & Touche LLP from 2004 to 2013, including most recently as Senior Manager. He also previously held various roles within the Financial Services Audit and Tax practices of Deloitte & Touche LLP, which he joined in September 2000. Mr. Swenson currently serves on the Board of Directors of Air T, Inc., where he is the Audit Committee Chair and a member of the Compensation Committee. Mr. Swenson is a licensed CPA (inactive) in both Minnesota and California. Mr. Swenson holds a Bachelor of Accountancy from the University of San Diego and an MBA from the University of Minnesota.

In connection with his appointment, Mr. Swenson will be paid an annual base salary of $450,000. Mr. Swenson will also receive a one-time cash signing bonus in the amount of $150,000, which shall be paid in January 2025. Mr. Swenson will be subject to the Company’s Incentive Compensation Recoupment Policy and Stock Ownership and Retention Policy. Mr. Swenson does not have an employment agreement with the Company.

There are no arrangements or understandings between Mr. Swenson and any other persons pursuant to which he was appointed the Company’s Deputy Chief Financial Officer. There is no family relationship between Mr. Swenson and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Swenson that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Item 7.01	Regulation FD Disclosure.

On November 12, 2024, the Company issued a press release announcing the appointment of Mr. Swenson. A copy of the press release is attached hereto as Exhibit 99.1.

The press release is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for any other purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Two Harbors Investment Corp., dated November 12, 2024.

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
Chief Legal Officer and Secretary

Date: November 12, 2024